SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 4, 1999

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    333-29015              59-2346270
    (State or other               (Commission           (I.R.S. Employer
     jurisdiction                 File Number)         Identification No.)
   of incorporation)

          2 CLINTON SQUARE
          SYRACUSE, NEW YORK                                 13202
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant

            Not Applicable.

Item 2. Acquisition or Disposition of Assets

            Not Applicable.

Item 3. Bankruptcy or Receivership

            Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

            Not Applicable.

Item 5. Other Events

                                  PRESS RELEASE

                  Equivest Finance, Inc. Reports Record Fourth
                          Quarter and Year End Results

         1998 Pretax Earnings Increase 149%; 1998 Revenues Increase 86%

    Fourth Quarter Pretax Earnings Increase 128% on Revenue Increase of 158%

      Greenwich, Connecticut, March 4, 1999. Equivest Finance, Inc. (NASD:EQUI) today announced record financial performance for the three months and year ended December 31, 1998.

      Fourth quarter 1998 pretax income increased 128% to a record $2.3 million, compared with $1.0 million for fourth quarter 1997. Revenues increased 158% to a record $11.4 million in the fourth quarter of 1998, compared with $4.4 million in the fourth quarter of 1997. Fourth quarter net income increased by 34% to $1.3 million, or $.05 per diluted share, compared with $1.0 million, or $.04 per diluted share, in the fourth quarter of 1997.

      Net income for 1997 was essentially the same as pretax income due to the ability of the company in 1997 to utilize net operating loss carry-forwards. Remaining NOL's were exhausted in the first quarter of 1998. Therefore, the increase in net income reported for the fourth quarter 1998 came after absorbing the transition to a fully taxable status, compared with the fourth quarter of 1997 when only minimal tax was paid.

      For the 1998 full year, pretax net income increased by 149% to $8.5 million from $3.4 million for the full year 1997. Revenues for the year increased 86% to $29.6 million for 1998, compared with $16.0 million for 1997.

      Net income for the full year 1998 rose 62% to a record $5.2 million, or $.20 per share on a fully diluted basis, compared with $3.2 million or $.15 per diluted share for 1997. The company had 25,198,351 shares outstanding at year end 1998.

      Net income for 1998 reflects the impact of federal income taxation following the exhaustion of remaining NOL's in early 1998, compared with 1997 when NOL's eliminated most federal income taxation. None of the earnings reported today resulted from gain on the sale of notes or other financial instruments.

      Richard C. Breeden, Equivest's Chairman, President and CEO, stated:

      "Equivest's performance for 1998 marks the second consecutive year with pretax profit growth of more than 100% compared with the prior year."

      "The performance in 1998 reflects in part the company's acquisition of Eastern Resorts Corporation in August of 1998, which owns or operates seven timeshare resorts in New England. Eastern Resorts was responsible for much of the revenue increase in 1998, as well as a portion of the growth in pretax profitability and overall portfolio growth. Another important factor in the increased pretax profitability in 1998 was an overall reduction in interest cost notwithstanding a significant increase in the total amount of loans outstanding. This was due in large part to a reduction in interest costs at Resort Funding due to a conversion in the fourth quarter of 1997 of $25 million in debt owed by Resort Funding into equity."

      The Company recently announced that it is acquiring six timeshare resorts and hotel properties, together with an additional resort site, management contracts and a portfolio of consumer notes receivable from the Kosmas Group International, Inc. of New Smyrna Beach, Florida. The properties involved in the proposed transaction had total sales of vacation intervals in 1998 of more than $20 million, compared with sales of vacation intervals for the full year 1998 by Eastern Resorts of approximately $13 million. These properties are located in Maryland, Florida, New Orleans, Washington, D.C., and the Caribbean.

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to complete construction in a timely and cost-efficient manner, or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.

Contact:  Alan Eisner or Alexander Caswell of Regan Communications at
617-742-8180.

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                   December 31,     December 31,
                                                 1998 (Unaudited)        1997
                                                 ----------------   ------------
ASSETS
Cash and cash equivalents                           $   3,487         $   4,620
Receivables, net                                      142,326           122,230
Investment in real estate joint venture                 2,971               -0-
Inventory                                              10,361               -0-
Deferred financing costs, net                           3,756             4,126
Cash - restricted                                       1,422               855
Accrued interest receivable                               971               341
Deferred taxes                                            -0-             1,142
Property and equipment, net                             3,048                27
Goodwill, net                                          27,247               -0-
Stock registration costs                                1,480               -0-
Other Assets                                              315               143
                                                    ---------         ---------
Total Assets                                        $ 197,384         $ 133,484
                                                    =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Accounts Payable and Other Liabilities:
      Accounts payable                              $   2,213         $     434
      Accounts payable - related parties                  -0-                11
      Accrued expenses and other liabilities            3,985               519
      Taxes payable                                     1,994               -0-
      Deferred income taxes                             2,569               -0-
                                                    ---------         ---------
        Total Accounts Payable and Other
        Liabilities                                    10,761               964
                                                    ---------         ---------
   Notes payable                                      133,117            99,961
                                                    ---------         ---------
Total Liabilities                                     143,878           100,925
                                                    ---------         ---------

12.5% REDEEMABLE CONVERTIBLE PREFERRED STOCK
   $3 par value; 1,000,000 shares
   authorized, -0- shares outstanding in
   1998 and 9,915 shares outstanding in 1997              -0-                30

STOCKHOLDERS' EQUITY
   Cumulative Redeemable Preferred
   Stock--Series 2 Class A,
     $3 par value;  15,000 shares authorized,
     10,000 shares
     Issued and outstanding                                30                30
     Common Stock, $.01 par value--1998;
     $.05 par value--1997;50,000,000
     shares authorized, 25,198,351 shares
     outstanding in 1998 and 21,834,443
     outstanding in 1997                                  252             1,092
   Additional paid-in capital                          49,115            32,079
   Retained earnings (deficit)                          4,109              (672)
                                                    ---------         ---------

Total Stockholders' Equity                             53,506            32,559
                                                    ---------         ---------
Total Liabilities and Stockholders' Equity          $ 197,384         $ 133,484
                                                    =========         =========

                     EQUIVEST FINANCE, INC. and SUBSIDARIES
                   COMPARATIVE CONDENSED STATEMENT OF INCOME
                 (Dollars in thousands except per share data)

                                Three months ended           Year ended
                                    December 31,            December 31,
                                    1998      1997         1998      1997
                                    ----      ----         ----      ----
                              (unaudited)            (unaudited)
Revenues:
  Interest                     $   5,388   $ 4,182    $  20,399   $15,511
  Timeshare interval sales         3,450        --        4,553        --
  Resort operations                2,431        --        3,646        --
  Gain on sale of contracts           --        --           --        30
  Other income                       171       248        1,039       423
                               ---------   -------    ---------   -------
     Total revenues               11,440     4,430       29,637    15,964

Expenses:
  Provision for doubtful
    accounts                         142       700          791       925
  Interest                         2,139     1,775        7,458     8,077
  Cost of timeshare intervals
  sold                               872        --        1,145        --
  Debt related costs                 588       294        1,924     1,063
  Goodwill amortization              172        --          238        --
  Sales and marketing              1,607        --        2,175        --
  Resort management                2,281        --        3,270        --
  General and administrative       1,335       650        4,122     2,475
                               ---------   -------    ---------   -------
     Total expenses                9,136     3,419       21,123    12,540
                               ---------   -------    ---------   -------
Income before provision for
  taxes                            2,304     1,011        8,514     3,424
Provision for income taxes           970        13        3,270       193
                               ---------   -------    ---------   -------
Net income                         1,334       998        5,244     3,231

Basic earnings per share       $    0.05   $  0.05    $    0.20   $  0.22
Diluted earnings per share     $    0.05   $  0.04    $    0.20   $  0.15

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
          Selected Financial Data as a Percentage of Total Revenues

                                 Three months ended           Year ended
                                     December 31,            December 31,
                                  1998        1997        1998        1997
                                  ----        ----        ----        ----
                           (unaudited)              (unaudited)
Revenues:
  Interest                        47.1%       94.4%       68.8%       97.2%
  Vacation ownership              30.1          --        15.4          --
  Resort operations               21.3          --        12.3          --
  Gain on sale of contracts         --          --          --         0.2
  Other income                     1.5         5.6         3.5         2.6
                                 -----       -----       -----       -----
     Total revenues              100.0%      100.0%      100.0%      100.0%

Expenses:
  Provision for doubtful
    accounts                       1.2%       15.8%        2.7%        5.8%
  Interest                        18.7        40.1        25.2        50.6
  Cost of property sold            7.6          --         3.9          --
  Debt related costs               5.1         6.6         6.5         6.7
  Goodwill amortization            1.5          --         0.8          --
  Sales and marketing             14.1          --         7.3          --
  Resort management               19.9          --        11.0          --
  Selling, general,
    administrative                11.7        14.7        13.9        15.5
                                 -----       -----       -----       -----
     Total expenses               79.8%       77.2%       71.3%       78.6%
                                 -----       -----       -----       -----
Income before taxes               20.2%       22.8%       28.7%       21.4%

Provision for income taxes         8.5%        0.3%       11.0%        1.2%
                                 -----       -----       -----       -----
Net income                        11.7%       22.5%       17.7%       20.2%

                     EQUIVEST FINANCE, INC. and SUBSIDIARIES
                             Selected Financial Data
                             (Dollars in thousands)

                                     December 31,     December 31,
                                             1998             1997
                                     ------------     ------------
A&D loans                               $  33,434        $  39,390
Purchased receivables                      95,289           91,102
Hypothecation loans                        11,904            5,275
Consumer loans, owned                      18,012              -0-
Other loans                                 2,313              763
                                        ---------        ---------
   Total loans outstanding              $ 160,952        $ 136,530

Specific reserves                       $  18,392        $  17,320
General reserves                            3,835            2,442
Overcollateralization                       3,588            1,006
                                        ---------        ---------
   Total reserves and
     overcollateralization              $  25,815        $  20,768

   Total reserves and
   overcollateralization as
     % of total loans                        16.0%            15.2%

Chargebacks                                 5,875            6,376

Chargebacks as% of Consumer
Financings (1)                                5.5%             6.6%

Allowance for doubtful accounts,
   beginning of year                    $   2,442        $   1,979
Provision for loan losses                     791              925
Allowance related to the
   acquisition of Eastern Resort              793              -0-
Charges to allowance for doubtful
accounts                                     (216)            (601)
Charges against Specific developer
reserves                                       25              139
                                        ---------        ---------
Allowance for doubtful accounts,
  end of year                           $   3,835        $   2,442

(1) Consumer Financing includes Purchased receivables and Hypothecation loans.

Item 6. Resignation of Registrant's Directors

            Not Applicable.

Item 7. Financial Statements and Exhibits

            Not Applicable.

Item 8. Change in Fiscal Year

            Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

            Not Applicable.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EQUIVEST FINANCE, INC.


Date: March 9, 1999                     By: /s/ Gerald L. Klaben, Jr.
                                           -------------------------------------
                                           Name:  Gerald L. Klaben, Jr.
                                           Title: Senior Vice President/CFO